UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 14, 2012

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270
	Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2012, Talon International, Inc. entered into amendments to the Executive Employment Agreements of each of Lonnie D. Schnell, our Chief Executive Officer and Chief Financial Officer, and Larry Dyne, our President.

Pursuant to the amendment to Mr. Schnell’s Executive Employment Agreement, (a) the term of the employment agreement was extended through December 31, 2014, and may be further extended to December 31, 2015, (b) Mr. Schnell’s annual base salary rate for the period from January 1, 2012 through the end of the term of the employment agreement was increased to $375,000, and (c) certain amendments were made to the calculation and payment terms of the annual incentive cash bonus that Mr. Schnell may be entitled to receive upon Talon achieving targeted performance results.

Pursuant to the amendment to Mr. Dyne’s Executive Employment Agreement, (a) the term of the employment agreement was extended through December 31, 2014, and may be further extended to December 31, 2015, (b) Mr. Dyne’s annual base salary rate for the period from January 1, 2012 through the end of the term of the employment agreement was increased to $350,000, and (c) certain amendments were made to the calculation and payment terms of the annual incentive cash bonus that Mr. Dyne may be entitled to receive upon Talon achieving targeted performance results.

Item 5.07               Submission of Matters to a Vote of Security Holders

On June 14, 2012, Talon held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 21,900,808 shares of our common stock and 407,160 shares of our Series B Preferred Stock (entitling each holder to 100 votes for each share of Series B Preferred Stock) were outstanding and entitled to vote, for a total of 62,616,808 voting shares entitled to vote.  At the Annual Meeting, 47,020,085 voting shares (or approximately 75% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, our board of directors was comprised of Mark Dyne, Lonnie D. Schnell, David Ellis, Mark J. Hughes, and Morris D. Weiss, all of whom were re-elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Annual Meeting:

1.           Election of two directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	% Voting For	Withheld	Abstain	Broker Non-Votes
Mark Dyne	6,304,085	5,564,989	88.3%	685,436	53,660	0
Lonnie D. Schnell	6,304,085	5,978,689	94.8%	271,736	53,660	0

2.           Election of three directors by the holders of our Series B Preferred Stock (equivalent voting shares).

Director	Total Shares Voting on Matter	For	% Voting For	Withheld	Abstain	Broker Non-Votes
David Ellis	40,716,000	40,716,000	100.0%	0	0	0
Mark J. Hughes	40,716,000	40,716,000	100.0%	0	0	0
Morris D. Weiss	40,716,000	40,716,000	100.0%	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: June 15, 2012	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer